UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2025

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56272	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

Payment of A Share Distributions

On July 25, 2025, the board of directors (the “Board”) of Procaccianti Hotel REIT, Inc. (the “Company”) authorized the payment of distributions out of legally available funds with respect to each share of Class A common stock (“A Share”) outstanding as of June 30, 2024 (the “A Share Distributions”).

The cumulative amount of distributions that had accrued on a daily basis with respect to each such A Share for the period from (i) September 29, 2016 through March 30, 2020, was $683,680, which reflects an accrual rate of six percent per annum of the “A Share Distribution Base” under the Company’s charter, and (ii) April 1, 2020 through June 30, 2024, was $1,704,392, which reflects an accrual rate of seven percent per annum of the “A Share Distribution Base” under the Company’s charter (together, the “A Share Accrual”). The Board authorized the payment of distributions in an aggregate amount equal to the A Share Accrual, subject to customary adjustments, on or around August 1, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: July 28, 2025	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer